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[CHECKFREE CORPORATION LOGO]  Media contact:  Matt Lewis, CheckFree Corporation
                                              (770) 734-3404
                                              matt_lewis@atl.checkfree.com

                                              Gustavo Machado/Glen Jackson
                                              Jackson Spalding Ledlie
                                              (404) 724-2507



                      CHECKFREE TO ACQUIRE BILL PAYMENT AND
                ELECTRONIC BANKING SERVICES SUBSIDIARY OF INTUIT
            Acquisition creates processing infrastructure open to all
          standards for electronic commerce transaction processing with over 180 financial institutions and more than a million users

COLUMBUS OH - CheckFree Corporation (NASDAQ: CKFR, www.checkfree.com) today announced an agreement to acquire Intuit Services Corporation (ISC) for 12.6 million shares of common stock in CheckFree Corporation. Intuit Services Corporation is a wholly owned subsidiary of Intuit Inc. (NASDAQ: INTU). The transaction is expected to close before December 31, 1996 and is subject to customary regulatory and stockholder approval.

Based on the September 13 closing price of 18 1/16 for CheckFree stock, the indicated price CheckFree is paying for ISC is $227 million. Intuit Inc. has guaranteed to pay CheckFree, under the purchase agreement, the dollar amount of any shortfall below $46 million in ISC revenues for the 12 months ending July 31, 1997.

After completion of the acquisition, CheckFree will be the provider of home banking and bill payment services for over 180 financial institutions. The acquisition will bring CheckFree's base of home banking and bill payment users to over one million.

"This acquisition makes us the go-to service company for electronic commerce, and with the shift from paper to electronic commerce clearly underway, that's a good position to be in," said Pete Kight, Chairman and CEO of CheckFree.

CheckFree Corporation markets its electronic commerce processing capabilities exclusively to financial institutions, which, in turn, use them to provide home banking and bill payment services to their customers. CheckFree's approach is behind the scenes: providing banking and bill payment transaction processing.

"This combination does what the financial institutions have asked for - it creates an open, completely invisible transaction processing architecture for them to use that supports all leading interfaces," said Kight. "A secure, reliable processing infrastructure open to all standards for electronic banking and bill payment processing provides financial institutions with the choice and control they need to dramatically increase the penetration of electronic banking."

"Intuit's expertise at developing software has introduced millions to the concepts of financial electronic commerce, and they have been instrumental in the introduction of online banking and bill payment," Kight said. "Combining software like Quicken with CheckFree's open processing architecture puts financial institutions in the position right now to take home banking to the next level - to dramatically increase its penetration - and CheckFree is committed to support them as they do so."

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Kight said approximately 1.8 million households currently bank electronically.
CheckFree's ability to provide electronic payment and information systems as a single integrated processing service for financial institutions on the back-end, means banks have a broader range of choices and significantly more brand control over software and electronic delivery channels on the front-end. The result, Kight believes, will be that households utilizing various forms of electronic banking will increase more than threefold during 1997.

CheckFree's open processing architecture allows financial institutions to efficiently deliver home banking and bill payment through multiple channels - PC, touch-tone phone and the Internet - by supporting the various channel standards. Additionally, CheckFree's processing architecture allows financial institutions to offer multiple software interfaces for PC-based home banking and bill payment, including Intuit's Quicken and BankNOW, Microsoft Money, Managing Your Money, HomeATM and other bank-branded solutions.

"Wells Fargo can now provide an integrated payment solution throughout all of our electronic banking options," said Dudley Nigg, Executive Vice President of Wells Fargo. "This means that our current Quicken and Microsoft Money customers will be able to access the same information at the ATM, phone or through our other PC banking options such as the Internet. With CheckFree, we can deliver enhanced value and improved reliability."

"Financial institutions now can offer online banking and bill payment with Quicken and other Intuit front-ends through a completely open architecture," said Scott D. Cook, Intuit chairman and co-founder. "Both they and consumers can continue to get the processing services they need. Intuit benefits from a potentially bigger market for our products and from a stake in a top organization such as CheckFree."

Kight said CheckFree will merge the ISC operations into its existing processing systems, noting that "There are parts of the ISC operation that are best of breed, including the telecommunications architecture and the security systems, which we will maintain as part of the merged system." He added that the overall acceleration of growth at CheckFree resulting from the acquisition of ISC would result in increased staffing, including staffing at the ISC facilities.

Also included in the transaction is an agreement for CheckFree to integrate its Portfolio Accounting World Wide Service (PAWWS) with Intuit's NETworth product. The combined product will be delivered by CheckFree to financial institutions as a complete, brandable portfolio accounting and management tool for their customers. CheckFree will also provide PAWWS to Intuit for delivery as a combined PAWWS/NETworth service to Quicken users.

ABOUT INTUIT INC.
Intuit Inc., a financial software and Web-based services company, develops and markets Quicken, the leading personal finance software; TurboTax, the best-selling tax preparation software; and QuickBooks, the most popular small business accounting software. Intuit's Quicken Financial Network (http://www.qfn.com) offers a variety of news, information and market spaces including the No. 1 mutual fund Web site, NETworth.com, and the most dynamic personal insurance Web site, Quicken InsureMarket.com. Intuit's products and services enable individuals, small businesses and financial professionals to better manage their financial lives and businesses. In addition, Intuit's systems and solutions provide many of the nation's leading financial service providers with communication, sales and marketing opportunities that deliver new customers, better serve existing customers and lower costs.


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ABOUT CHECKFREE
Founded in 1981, CheckFree Corporation is the leading provider of electronic commerce services, software and related products for more than 729,000 consumers, 1,000 businesses and 850 financial institutions. CheckFree designs, develops and markets services that enable its customers to make electronic payments and collections, automate paper-based recurring financial transactions and conduct secure transactions on the Internet.


Alex Brown & Sons advised CheckFree on this transaction.


Certain of the Company's statements in this news release contain forward-looking statements that involve risks and uncertainties. These include, without limitation, statements relating to plans and objectives for future operations, the development of the electronic commerce market, the dependence on strategic alliances, the impact of competitive services and products, the timely development and acceptance of new services and products, the timely implementation of client service contracts, and the various risks inherent in the Company's electronic commerce business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 1995. One or more of these factors have affected, and could in the future affect, the Company's results of operations for the period ending June 30, 1996 and beyond and could cause actual results to differ materially from plans.


                                       ###
Intuit, Quicken, QuickBooks, TurboTax and MacInTax are registered trademarks of Intuit Inc. Quicken Family Lawyer, Quicken Financial Planner, Pocket Quicken, ProSeries, Quicken Home Inventory, Quicken Quotes, QuickFill, QuickBooks Pro, QuickPay, ExpensAble, Intuit Marketplace and Investor Insight are trademarks of Intuit Inc. NETworth is a registered trademark of GALT Technologies, Inc. All other trademarks are property of their respective owners.